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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 6, 2002
                 Date of earliest event reported: July 30, 2002


                              NCS HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      00-27602                                             34-1816187
(Commission File No.)                          (IRS Employer Identification No.)


               3201 Enterprise Parkway, Suite 220, Beachwood, Ohio
       44122 (Address of principal executive offices, including ZIP code)


                                 (216) 378-6800
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On July 28, 2002, NCS HealthCare, Inc. ("NCS"), Genesis Health Ventures, Inc. ("Genesis") and Geneva Sub, Inc., a wholly owned subsidiary of Genesis ("Sub") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will merge with and into NCS (the "Proposed Merger"), with NCS surviving as a wholly owned subsidiary of Genesis. If the Proposed Merger is completed, each outstanding share of common stock of NCS, par value $0.01 per share ("NCS Common Stock"), other than the NCS Common Stock held by NCS and other than dissenting shares, will be converted into the right to receive 0.1 of a share of common stock of Genesis, par value $0.02 per share. The completion of the Proposed Merger is subject to regulatory approvals and other customary conditions, including the approval of the holders of a majority of the outstanding voting power of NCS Common Stock.

         At the closing of the Proposed Merger, Genesis will repay in full the outstanding debt of NCS, which includes $206 million of senior debt, and will redeem $102 million of 5.75% convertible subordinated debentures, including any accrued and unpaid interest.

         In connection with the Merger Agreement, on July 28, 2002, NCS entered into agreements (the "Voting Agreements") with certain stockholders of NCS beneficially owning in the aggregate a majority of the outstanding voting power of NCS Common Stock. In the Voting Agreements, such stockholders agreed (1) to vote their shares of NCS Common Stock in favor of adoption and approval of the Merger Agreement and against proposals for certain other transactions and (2) not to transfer their shares of NCS Common Stock prior to the consummation of the Proposed Merger. The foregoing descriptions of the Proposed Merger, the Merger Agreement and the Voting Agreements are qualified in their entirety by reference to the text of the Merger Agreement and the Voting Agreements, which are attached as Exhibits 2.1, 10.1 and 10.2, respectively, to NCS's Form 8-K filed with the SEC on July 30, 2002 and are incorporated herein by reference.

         Between July 30, 2002 and August 2, 2002, five shareholder lawsuits (three of which are purported class action lawsuits) were filed against NCS and its directors in connection with the Proposed Merger and, in one case, against Genesis and Sub (the "Stockholder Claims"). The Stockholder Claims allege that the directors of NCS breached their fiduciary duties, and certain other duties, to stockholders by entering into the Merger Agreement and seek various relief, including an injunction against consummation of the Proposed Merger, rescinding the Proposed Merger if the same is consummated prior to a final judgment on the Stockholder Claims, declaring the Voting Agreements null and void and compensatory damages and costs. NCS does not believe that the Stockholder Claims have merit. The foregoing descriptions of the Stockholder Claims are qualified in their entirety by reference to the text of the Stockholder Claims, which are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 and are incorporated herein by reference.

         The following five lawsuits were each filed in the Court of Chancery in the State of Delaware in and for New Castle County on the dates indicated:

         1. Dr. Dorrin Beirch and Robert M. Miles on behalf of themselves and all other similarly situated v. NCS HealthCare, Inc., Jon H. Outcalt, Kevin B. Shaw, Richard L. Osborne, and Boake A. Sells, filed on July 30, 2002.

         2. Omnicare, Inc. v. NCS HealthCare, Inc., Jon H. Outcalt, Kevin B. Shaw, Boake A. Sells, Richard L. Osborne, Genesis Health Ventures, Inc. and Genesis Sub, Inc., filed on August 1, 2002.

         3. Anthony Noble v. NCS HealthCare, Inc., Richard L. Osborne, Jon H. Outcalt, Boake A. Sells, and Kevin B. Shaw, filed on August 1, 2002.

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         4. Jeffery Treadway v. Jon H. Outcalt, Kevin B. Shaw, Boake A. Sells,
Richard L. Osborne, and NCS HealthCare, Inc., filed on August 2, 2002.

         5. Tillie Saltzman v. Jon H. Outcalt, Kevin B. Shaw, Boake A. Sells, Richard L. Osborne, and NCS HealthCare, Inc., filed on August 2, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

         (c) Exhibits.

99.1     Beirch & Miles Complaint, dated July 30, 2002.

99.2     Omnicare Complaint, dated August 1, 2002.

99.3     Noble Complaint, dated August 1, 2002.

99.4     Treadway Complaint, dated August 2, 2002.

99.5     Saltzman Complaint, dated August 2, 2002.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  NCS HEALTHCARE, INC.



Dated: August 6, 2002             By: /s/ Kevin B. Shaw
                                     -----------------------------------------
                                  Name: Kevin B. Shaw
                                  Title: President, Chief Executive Officer and
                                         Director


Dated: August 6, 2002             By:  /s/ William B. Byrum
                                      -------------------------------
                                  Name: William B. Byrum
                                  Title: Executive Vice President and Chief
                                         Operating Officer


Dated: August 6, 2002             By:  /s/ Gerald D. Stethem
                                      -------------------------------
                                  Name:  Gerald D. Stethem
                                  Title: Senior Vice President and Chief
                                         Financial Officer



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                                  EXHIBIT LIST

Exhibit No.       Description
-----------       -----------

99.1              Beirch & Miles Complaint, dated July 30, 2002.

99.2              Omnicare Complaint, dated August 1, 2002.

99.3              Noble Complaint, dated August 1, 2002.

99.4              Treadway Complaint, dated August 2, 2002.

99.5              Saltzman Complaint, dated August 2, 2002.